UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  November 1, 2019

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On November 1, 2019, NextEra Energy Partners, LP (NEP) and two of its indirect subsidiaries, South Texas Midstream Holdings, LLC (STX Holdings) and South Texas Midstream, LLC (STX Midstream), entered into a contribution agreement (contribution agreement) with EIG NET Holdings III, LLC (EIG). EIG has committed to pay $750 million to STX Midstream for 100% of the noncontrolling Class B membership interest in STX Midstream, subject to the specified conditions set forth in the contribution agreement. STX Holdings will retain 100% of the Class A membership interest and NEP will consolidate STX Midstream. Prior to closing of the contribution agreement (closing), NEP will transfer to STX Holdings its indirect ownership interests in NET Midstream, LLC (NET Midstream) an entity which owns interests in seven natural gas pipeline assets located in Texas. Proceeds will be used to repay approximately $623 million of existing debt of NET Midstream and its subsidiaries and to fund the planned expansion of pipeline assets owned by certain NET Midstream subsidiaries. NEP expects the transaction to close prior to December 31, 2019, subject to the satisfaction or waiver of customary closing conditions.

Under the amended and restated limited liability company agreement for STX Midstream (the LLC agreement) that will be entered into at closing, NEP, through its indirect ownership of STX Holdings, will receive 87.5% of STX Midstream’s cash distributions for the first four years after closing, and EIG will receive 12.5%, which implies a yield to EIG of approximately 2.8% for the first four years. From the third to the seventh anniversary of the closing, NEP has the option (the buyout right), subject to certain limitations, to periodically purchase EIG’s interest in STX Midstream at a buyout price that implies a fixed pre-tax annual return of approximately 7.8% to EIG (inclusive of all prior distributions). If exercised, NEP has the right to pay at least 70% of the buyout price in NEP common units, issued at the then-current market price of NEP common units, with the balance paid in cash, subject to limitations as described in the LLC agreement. Following the fourth anniversary after closing, if NEP has not exercised its entire buyout right, or following the third and one-half anniversary of the closing if certain minimum buyouts have not occurred, EIG’s allocation of distributable cash flow from STX Midstream for the portion of the Class B membership interests that EIG still owns would increase to 75%. Following the sixth anniversary after closing, if NEP has not exercised its entire buyout right, EIG’s allocation of distributable cash flow from STX Midstream for the portion of the Class B membership interests that EIG still owns would increase to 95%. NEP will give EIG, under a registration rights agreement to be entered into at closing, certain rights to require NEP, under certain circumstances, to initiate underwritten offerings for the common units that are issuable if NEP exercises the buyout right.

The foregoing description of the contribution agreement and the LLC agreement is qualified in its entirety by reference to the contribution agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 4, 2019, STX Holdings entered into a credit agreement which (1) provides $205 million under a limited-recourse senior secured variable rate term loan and (2) includes a revolving credit facility of $270 million (STX Holdings revolving credit facility). STX Holdings intends to borrow the term loan in full and use the proceeds to repay the $200 million outstanding term loan at NET Holdings Management, LLC, an indirect subsidiary of NEP, prior to the closing of the contribution agreement. The STX Holdings revolving credit facility will replace the existing $150 million revolving credit facility at NET Holdings Management, LLC. Proceeds from any borrowings under the STX Holdings revolving credit facility would be available exclusively to fund the cash portion of NEP’s repurchase, if any, of the Class B units from EIG, with such utilization limited to 30% of the consideration of any given Class B membership interest repurchase transaction. The credit agreement matures on the fifth anniversary after closing. Following the third and one-half anniversary of the closing, if certain minimum buyouts under the contribution agreement have not occurred, STX Holdings will be required to begin repaying the principal outstanding under the term loan. Borrowings under the credit agreement will bear interest based on the London Interbank Offered Rate plus a specified margin, with payments being due at the end of interest rate periods which can range from one to twelve months, as selected by the borrower, and, for periods over six months, to the extent available and approved by each lender.

Borrowings under the credit agreement are secured by STX Holdings’ equity interests in STX Midstream and the equity interests in STX Holdings. The credit agreement contains default and related acceleration provisions relating to the failure to make required payments or to observe other covenants in the credit agreement and related documents.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Contribution Agreement among South Texas Midstream, LLC, NextEra Energy Partners, LP, South Texas Midstream Holdings, LLC, and EIG NET Holdings III, LLC, dated November 1, 2019*
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
___________________________
* NEP has omitted certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K and shall furnish the omitted schedules to the SEC upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 6, 2019

NEXTERA ENERGY PARTNERS, LP
(Registrant)

JAMES M. MAY
James M. May Controller and Chief Accounting Officer